YOUTICKET.COM, INC.

                           CONVERTIBLE PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


$125,000
                                                              December 17, 1999


                  FOR VALUE RECEIVED, YOUTICKET.COM, INC., a Nevada corporation ("Company"), with its principal office at 4420 S. Arville, Suites 13 & 14, Las Vegas, Nevada 89103, promises to pay to the order of ZDG Investments Limited ("Holder"), c/o 23 Sandfield Road, Toronto, Ontario, M3B 2B5, or registered assigns, on December 17, 2001, subject to the conversion rights of the Holder described herein, or an Event of Default, as defined below (in any such event, "Maturity Date"), the principal amount of $125,000, in legally available funds, together with interest on the unpaid balance of said principal amount from time to time outstanding at the rate of 10% per annum. If the Note is not paid in full on the Maturity Date, interest shall accrue on the outstanding principal of and interest on this Note from the Maturity Date up to and including the date of payment at a rate equal to the lesser of sixteen (16%) percent per annum or the maximum interest rate permitted by applicable law. Notwithstanding the foregoing, this Note may be prepaid by the Company, prior to the Maturity Date at any time in whole, but not in part, without penalty or premium. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing.

1.       Events of Default.

                  (a) Upon the occurrence of any of the following events (herein called "Events of Default"):

                           (i)      The Company shall fail to pay the principal
of or interest on this Note on the Maturity Date,

                           (ii)     (a) The Company shall commence any
proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing or (b) the Company




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shall admit the material allegations of any petition or pleading in connection with any such proceeding or (c) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property or (d) the Company shall make a general assignment for the benefit of creditors,

                           (iii) (a) The commencement of any proceedings or the
taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty
(60) days undismissed, unbonded or undischarged or (c) the appointment of a receiver, conservator, trustee or similar officer for the Com pany for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged or (d) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged,

                           (iv) The Company shall fail to comply with any of its
obligations under this Note provided, however, that with respect to a failure to comply with any of the provisions of Sections 2.1(a) and (c) of this Note, such failure is not remedied within thirty (30) days after the Company's receipt of written notice of same,

                           (v)      The Company shall default with respect to
any indebtedness of $25,000 or more for borrowed money (other than under this Note) if either (a) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (a) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods), or

                           (vi)     Any judgment or judgments against the
Company or any attachment, levy or execution against any of its properties for any amount in excess of $25,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of 45 days or more after its entry, issue or levy, as the case may be, then, and in any such event, the Holder, at its option and without written notice to the Company, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note.

                  (b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

2. Obligation to Pay Principal and Interest Covenants. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.


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         2.1      Affirmative Covenants.  The Company covenants and agrees that, while this Note is outstanding, it shall:

                  (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles

                  (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof

                  (c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company except wherein the failure to comply would not have a material adverse effect on the Company provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

         2.2 Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

                  (a) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of its officers, directors or principal stockholders or any of their affiliates, contingently or otherwise, other than such guaranties, if any, existing as of the date hereof,

                  (b)      Declare or pay cash dividends,

                  (c) Sell, transfer or dispose of, any of its assets other than in the ordinary course of its business and for fair value, or

                  (d) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding.


3.       Conversion.

         3.1 The Holder of this Note shall have the right, at Holders' option, at any time or from time to time, to convert the then outstanding principal amount and accrued and unpaid interest thereon through the Conversion Date, into the number of shares of Common Stock of the Company, $.001 par value ("Common Stock") calculated in accordance with paragraph 3.2 below.



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         3.2 The number of shares of Common Stock to be issued upon conversion of the principal and unpaid interest will be determined by dividing the dollar amount of the principal and unpaid interest being converted, by the greater of
(i) 60% of the average Closing Bid Price (as hereinafter defined) of the Common Stock for the five consecutive trading days ending two days prior to the date of the Written Notice (as hereinafter defined) or (ii) $.005. The "Closing Bid Price" shall mean the closing bid price for the Company's Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith with reference to available established market criteria.

         3.3 Before any Holder shall be entitled to convert this Note into shares of Common Stock, Holder shall give written notice ("Written Notice") to the Company at its principal corporate office, of the election to convert this Note and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Written Notice must be delivered via telecopier prior to 3:00 p.m. EST on any day and shall be deemed to be received by the Company upon receipt by it or by its general counsel. The Company shall, as soon as practicable, but not later than ten business days thereafter, issue and deliver to Holder, a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled as aforesaid. Simultaneously with delivery, Holder shall surrender this Note for cancellation. The conversion shall be deemed to have been made immediately prior to the close of business on the date which the Written Notice is received by the Company in accordance herewith ("Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock as of the Conversion Date.

         3.4 The Company shall not be required to issue fractions of shares of Common Stock upon conversion of this Note. If any fractions of a share would, but for this Section, be issuable upon any conversion, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

         3.5 The Company shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding principal and unpaid interest. All shares of Common Stock which may be issued upon conversion of this Note shall be validly issued, fully paid and nonassessable. In order that the Company may issue shares of Common Stock upon conversion of shares of this Note, the Company will endeavor to comply with all applicable Federal and state securities laws.

         3.6 If any of the following shall occur: (i) any structural reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders herein, the Company, or such successor or purchasing corporation, as


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the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger ("Corporate Change"), provide in its certificate of incorporation or other charter document or other agreements that this Note shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Corporate Change by the Holder upon conversion of this Note immediately prior to the Corporate Change. If, in the case of any such Corporate Change, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the corporation which is the successor of the Company in such Corporate Change, then the certificate of incorporation or other charter document of such other corporation or agreements shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section shall similarly apply to successive Corporate Changes.

         3.7 The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

         3.8 The Common Stock to be issued upon conversion of this Note will be "restricted stock" as that term is defined under Rule 144, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

4.       Miscellaneous.

         4.1 Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

         4.2 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

         4.3 Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         4.4 Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by overnight courier service or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:



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          To Holder:                 To Holder's address on page 1 of this Note
          To the Company:            4420 S. Arville, Suites 13-14
                                     Las Vegas, NV 89103
                                     Attention: LeAnna Sidhu,
                                     Fax. No. (702) 876-8630

          With a copy to:            Graubard Mollen & Miller
                                     600 Third Avenue
                                     New York, New York 10016-2097
                                     Attn:    Andrew D. Hudders, Esq.
                                     Tel. No. (212) 818-8881
                                     Fax. No. (212) 818-8800

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person, the day after an overnight mailing or five (5) business days after mailing.

         4.5 Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the law of the State of Nevada without regard to principles of conflicts of law.

         4.6 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

         4.7 Collection Costs Attorney's Fees. In the event this Note is turned over to an attorney for collection or Holder otherwise seeks advice of an attorney in connection with the exercise of its rights hereunder, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

                  IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                                        YOUTICKET.COM, INC.


                                        By:____________________________________
                                          Brice Scheschuk, Authorized Signatory



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